                                                                     EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                        Securities Owned
                                                       Country or     ----------------------
                                                        State of                    Percent
                        Name                          Incorporation     Class      Ownership
                        ----                          -------------     -----      ---------
Honeywell International Finance Corporation.........  Delaware       Common Stock     100
Honeywell Technology Solutions Inc. ................  Delaware       Common Stock     100
Honeywell Intellectual Properties Inc. .............  Arizona        Common Stock     100
Honeywell Specialty Wax & Additives Inc. ...........  Delaware       Common Stock     100
Honeywell Specialty Materials, L.L.C. ..............  Delaware       Common Stock     100
Grimes Aerospace Company............................  Delaware       Common Stock     100
Prestone Products Corporation.......................  Delaware       Common Stock     100

                              -------------------

    The names of Honeywell's other consolidated subsidiaries, which are primarily totally-held by Honeywell, are not listed because all such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.